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                                                                      EXHIBIT 21

                         JACOBS ENGINEERING GROUP INC.

                            PARENTS AND SUBSIDIARIES

    The following table sets forth all subsidiaries of the Company other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

   Jacobs Engineering Company, a California corporation.................. 100%
   Jacobs Engineering Group of Ohio, Inc., an Ohio corporation........... 100%
   Jacobs Services Company, a California corporation..................... 100%
   Jacobs Engineering, Inc., a Delaware corporation...................... 100%
     Jacobs Computing Services Limited, A Republic of Ireland company.... 100%
     Pegasus Engineering Holdings Limited, a Republic of Ireland company. 100%
       Jacobs/Pegasus Engineering Limited, a Republic of Ireland company. 100%
       Forgael Limited, a Republic of Ireland company.................... 100%
   Jacobs International Limited, Inc., a Panama corporation.............. 100%
     Jacobs International Limited, a Republic of Ireland company......... 100%
     Jacobs Engineering Limited, an English company...................... 100%
       JE Professional Resources Limited, an English company............. 100%
       Jacobs/H&G Engineering Limited, an English company................ 100%
       Jacobs/Humphreys & Glasgow Limited, an English company............ 100%
   Jacobs Constructors, Inc., a Louisiana corporation.................... 100%
     Jacobs Constructors of California Inc., a California corporation.... 100%
     Jacobs Maintenance, Inc., a Louisiana corporation................... 100%
   Jay Property Systems, Inc., a California corporation.................. 100%
   JE Merit Constructors, Inc., a Texas corporation...................... 100%
     JE Remediation Technologies, Inc., a Louisiana corporation.......... 100%
   JE Professional Resources, Inc., a California corporation............. 100%
   The Pace Consultants, Inc., a Texas corporation....................... 100%
   Payne & Keller Company, Inc., a Louisiana corporation................. 100%
   Jacobs Applied Technology, Inc., a Delaware corporation............... 100%
     Applied Engineering Company - Ohio, Inc., a South
       Carolina corporation.............................................. 100%
   Triad Technologies, Inc., a Delaware corporation...................... 100%
   Willow Street Properties, Inc., a California corporation.............. 100%
   CRSS Constructors, Inc., a Delaware corporation....................... 100%
   CRSS International, Inc., a South Carolina corporation................ 100%
   CRSS of New York, Inc., a New York corporation........................ 100%
   Jacobs Engineering Foreign Sales Corporation, a Barbados corporation.. 100%


    All subsidiaries are included in the Consolidated Financial Statements.

    Dr. Joseph J. Jacobs may be deemed to be a "parent" of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs' share ownership and position with the Company.